Exhibit 10.2

One World Pharma, Inc.

Stock Option Grant Notice

(2019 Stock Incentive Plan)

One World Pharma, Inc. (the “Company”), pursuant to its 2019 Stock Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	[ ] Incentive Stock Option	[ ] Nonstatutory Stock Option

Vesting Schedule:	[PROVIDE VESTING SCHEDULE]

Payment:	By one or a combination of the following items (described in the Option Agreement):

	[X]	By cash or check
	[X]	Pursuant to a Regulation T Program if the Shares are publicly traded
	[X]	By delivery of already-owned shares if the Shares are publicly traded
	[X]	By net exercise

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject.

In Witness Whereof, the Company and Optionholder have executed this Stock Option Grant Notice as of the Date of Grant.

One World Pharma, Inc.		Optionholder:

By:
	Signature		Signature
Title:		Date:
Date:

Attachments: Option Agreement, 2019 Stock Incentive Plan and Notice of Exercise

Attachment I

Option Agreement

2

Attachment II

2019 Stock Incentive Plan

3

Attachment III

Notice of Exercise

One World Pharma, Inc.

3471 W. Oquendo Rd, Suite 301

Las Vegas, NV 89118

Date of Exercise: _______________

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive [ ]	Nonstatutory [ ]

Stock option dated:	________________

Number of shares as to which option is exercised:	________________

Certificates to be issued in name of:	________________

Total exercise price:	$_______________

Cash payment delivered herewith:	$_______________

Value of ________ shares of One World Pharma common stock delivered herewith:	$_______________

Check here if net exercise:	[ ]

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the One World Pharma, Inc. 2019 Stock Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

Very truly yours,

Print Name:

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